EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value $0.01 per share, of NaaS Technology Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of June 23, 2022.

[Signature page to Schedule 13D]

Newlinks Technology Limited

By:	/s/ Zhen Dai
Name:	Zhen Dai
Title:	Chairman of the Board

Zhen Dai

/s/ Zhen Dai

Yang Wang

/s/ Yang Wang

Weilin Sun

/s/ Weilin Sun

[Signature page to Joint Filing Agreement]